                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   ----------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        Date of report (Date of earliest
                                event reported):

                                JANUARY 30, 2003


                               CINEMARK USA, INC.
               (Exact Name of Registrant as Specified in Charter)


                                      333-45417
                                      333-11895
           TEXAS                       33-47040                  75-2206284
(State or Other Jurisdiction         (Commission                (IRS Employer
     of Incorporation)               File Number)            Identification No.)


                               3900 DALLAS PARKWAY
                                    SUITE 500
                               DALLAS, TEXAS 75093
              (Address and Zip Code of Principal Executive Offices)


                                 (972) 665-1000
              (Registrant's telephone number, including area code)

ITEM 9. REGULATION FD DISCLOSURE.

On January 30, 2003, Cinemark USA, Inc., a Texas corporation (the "Company"), announced that it intends to issue, subject to market and other conditions, approximately $150 million of Senior Subordinated Notes due 2013 by means of a private placement. The notes will be offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended, and to non-U.S. persons in reliance on Regulation S under the Securities Act. The Company will use the net proceeds from the offering to refinance a portion of its existing senior indebtedness.

The following is certain information that will be disclosed by the Company in connection with the offering.

                              RECENT DEVELOPMENTS

     The following table presents the Company's estimated unaudited results for the year ended December 31, 2002 and historical results for the year ended December 31, 2001:

                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                              ----------------------
                                                               2001         2002
                                                              -------   ------------
                                                              (DOLLARS IN MILLIONS)
                                                                        (UNAUDITED)
CONSOLIDATED:
  Revenues..................................................  $853.7       $939.0
  EBITDA(1).................................................   170.0        204.7
  Cash and cash equivalents.................................    50.2         62.8
  Total long-term debt, including current portion...........   781.0        692.6
  Ratio of net debt to EBITDA(1)(2).........................     4.3x         3.1x
RESTRICTED GROUP:(3)
  Revenues..................................................  $703.7       $776.5
  EBITDA(1).................................................   143.6        173.4
  Cash and cash equivalents.................................    19.2         28.5
  Total long-term debt, including current portion...........   674.2        596.9
  Ratio of net debt to EBITDA(1)(2).........................     4.6x         3.3x

---------------

(1) EBITDA represents operating income before depreciation and amortization, asset impairment loss, (gain) loss on sale of assets and other, changes in deferred lease expense and accrued and unpaid compensation expense relating to any stock option plans. EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income or operating income as an indicator of operating performance or as an alternative to cash flows for operating activities as a measure of liquidity (as determined in accordance with generally accepted accounting principles in the U.S.). EBITDA may not be comparable to similarly titled measures reported by other companies. EBITDA for 2002 includes a non-recurring charge of approximately $3.1 million related to legal, accounting and other professional fees and costs associated with the proposed initial public offering of Cinemark, Inc., the parent company of Cinemark USA, Inc., the closing of which was postponed due to unfavorable market conditions.

(2) Net debt represents total debt less cash and cash equivalents.

(3) The restrictive covenants in the Company's senior subordinated note indentures apply only to Cinemark USA, Inc. and its restricted subsidiaries (the "Restricted Group"). This data presents certain information with respect to the Restricted Group only.

     The Company's estimated unaudited results for 2002 were consistent with the strong U.S. box office performance in 2002, however, historical results are not necessarily indicative of future results. Additionally, the audit of the Company's 2002 results has not yet been completed and, accordingly, the amounts the Company reports following the completion of its audit may differ from these estimates. The Company generally incurs indebtedness under its revolving credit facility during the first quarter of each year and repays these amounts during the subsequent quarters of the year.



                            [SIGNATURE PAGE FOLLOWS]



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  CINEMARK USA, INC.

Date: January  30, 2003                           By: /s/ MICHAEL D. CAVALIER
                                                     ---------------------------
                                                  Name:  Michael D. Cavalier
                                                  Title: Vice President and
                                                         General Counsel